Exhibit 5.1

JPF Securities Law, LLC
17111 KENTON DRIVE, SUITE 100B
CORNELIUS, NC 28031

* Organized Under                                                                                  TELEPHONE
   The Laws of Nevada                                                                             860-670-4091

* Admitted                                                                                              FACSIMILE
In Massachusetts                                                                                  888-608-5705

May 31, 2007

Moixa III, Inc.
2341 Boston Road
Wilbraham, MA 01095

Re: Moixa III, Inc., Form SB-2

Ladies and Gentlemen:

We have acted as counsel to Moixa III, Inc. (The "Company") in connection with its filing of the registration statement on Form SB-2 (Registration File No. 333-124984, the "Registration Statement") covering 1,155,000 shares of common stock, $.001 par value (the "Common Stock"), as set forth in the Registration Statement.

In our capacity as counsel to the Company, we have examined the Company's Certificate of Incorporation and By-laws, as amended to date, and the minutes and other corporate proceedings of the Company.

With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signature on all documents submitted to us.

On basis the forgoing, we are of the opinion that the shares of Common Stock covered by the Registration Statement have been validly authorized and will, when sold as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.

The opinions which we express herein are based on federal corporate and securities laws and the laws of the State of Massachusetts. We do not express an opinion under the laws of any other state jurisdiction.

Yours truly,

/s/ Jared Febbroriello
Jared P. Febbroriello, Esq. LL.M.